Exhibit 10.30

[**CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934. SPECIFIC TERMS HAVE BEEN REDACTED AND ARE MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.**]

INFORMATION TECHNOLOGY SERVICES AGREEMENT

This Information Technology Services Agreement (“Agreement”) is effective as of November 30, 2011 (“Effective Date”) and is by and between Fidelity Information Services, LLC, an Arkansas limited liability company located at 601 Riverside Avenue, Jacksonville, Florida 32204 (together with its subsidiaries and affiliates, “FIS”), and First Midwest Bank located at One Pierce Place, Itasca, IL 60143 (“Client”).

1.     General Terms and Addenda. The Agreement is comprised of the attached General Terms and Conditions (“General Terms”), the Addenda listed below (each an “Addendum”), and any schedules, exhibits, and pricing attachments attached thereto:

GENERAL TERMS AND CONDITIONS
ITEM PROCESSING SERVICES ADDENDUM
PRINT MAIL AND MESSAGING SERVICES ADDENDUM
SENDPOINT BRANCH CHECK CAPTURE SERVICES ADDENDUM

2.     Commencement Date for Existing Services and Software. The Commencement Date of a Service or Software already in use by Client as of the Effective Date shall be November 30, 2011. The Commencement Date of a Service or Software not already in use by Client as of the Effective Date shall be as set forth in Section 2.1.1 of the General Terms or in the case of Software, Section 3.1 of the Software License and Maintenance Addendum.

3.     Term. The Agreement shall remain in effect until the date on which FIS is no longer obligated to provide any Service or Software under any Addendum. Each Service shall have an initial term of Five (5) Years following the Commencement Date thereof (the “Initial Term”). Upon expiration of the Initial Term, the Service shall automatically be renewed for successive Five (5) Year terms (each, a “Renewal Term”) unless terminated by either party in writing at least one hundred eighty (180) days prior to the expiration of the Initial Term or of the then current Renewal Term.

4.     Additional Service. Additional Services or Software may be added from time to time by amending this Agreement, including agreeing to additional Addenda, in accordance with the General Terms.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers or representatives to execute and deliver this Agreement as a legally binding obligation of such party.

FIRST MIDWEST BANK	FIDELITY INFORMATION SERVICES, LLC
On behalf of itself and the subsidiaries and affiliates
specified in any Addenda hereto

/s/ KENT S. BELASCO	/s/ VALERIE SANDERS
Signature	Signature
Kent S. Belasco	Valerie Sanders
Name (printed)	Name (printed)
Chief Information and Operations Officer _	Contract Manager
Title	Title
12/23/11	12/29/11
Date Signed	Date Signed

FIS Payment Account Number

Transit and Routing Number of FIS Payment Account

1

[**CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934. SPECIFIC TERMS HAVE BEEN REDACTED AND ARE MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.**]

GENERAL TERMS AND CONDITIONS

1.     Introduction. These general terms and conditions (“General Terms”) together with each Addendum, now or hereafter agreed to by the parties, are a part of the Information Technology Services Agreement (collectively, the “Agreement”) between First Midwest Bank of Itasca, IL (“Client”) and Fidelity Information Services, LLC (together with its subsidiaries and Affiliates, “FIS”). The pricing attachment(s) related to each Addendum are incorporated into and made a part of such Addendum. “Affiliate” means, with respect to a party, any entity which directly or indirectly, through one or more intermediaries, is controlled by, or is under common control with such party.

2.     Services. If an Addendum describes the provision of a service (“Service”) by FIS, the following subsections apply:

2.1   Commencement.

2.1.1    Unless otherwise set forth in the applicable Addendum, the “Commencement Date” of a Service not in effect as of the Effective Date is the earlier of: (i) the date the Service is first installed and available for Client’s use in production; (ii) Client’s first production use of the Service; or (iii) the commencement date agreed upon by the parties in writing. In the event that the parties are unable after a reasonable period of time to reach mutually agreement upon a Commencement Date, the Commencement Date shall be deemed to be the three (3) month anniversary of the Effective Date. If commencement of a Service is delayed for more than ninety (90) days after the agreed upon Commencement Date and such delay is not due to FIS’s failure to meet its obligations hereunder, FIS may suspend delivery of the Service and Client shall pay any one-time fees and minimum fees through the balance of the term of the Addendum. Upon the request of either party, the Commencement Date may be rescheduled to a new date that is mutually agreed upon in writing by both parties.

2.1.2    Each party shall dedicate sufficient resources, including the assignment of adequate personnel, to commence the Service (or Software, as applicable) as soon as practical following the Effective Date.

2.1.3    FIS may postpone implementation of the Service if Client fails to timely provide required information or a circumstance arises that might jeopardize timely processing of transactions for other clients of FIS.

2.2   Exclusivity. Client agrees that FIS shall be Client’s sole and exclusive provider of each Service. If Client or any Affiliate of Client acquires any entity or accounts (collectively, “Acquired Accounts”) that require a service that is substantially similar to a Service provided under an Addendum (“Similar Service”), such Accounts shall become subject to the terms of the applicable Addendum in accordance with the following:

(i)    If FIS is already providing the Similar Service for the Acquired Accounts, it shall continue to do so pursuant to the pre-existing service agreement through the expiration of its then-current term. Upon expiration of the pre-existing agreement, the Acquired Accounts shall be processed in accordance with the terms of the Addendum. FIS shall not include volumes from the Acquired Accounts in any volume-based pricing under an Addendum until the pre-existing agreement terminates.

(ii)   If a third party is providing the Similar Service for the Acquired Accounts, the parties shall use reasonable efforts to convert the Acquired Accounts to the Service within six (6) months after the acquisition or, if the Acquired Accounts are subject to a pre-existing processing agreement between Client and such third party, upon the expiration of the then-remaining term of that pre-existing agreement.

(iii)  Client shall pay FIS to perform the conversion at FIS’s then current rates plus related material charges.

2.3   FIS Responsibilities.

2.3.1        If Client pays all applicable fees when due, FIS shall provide (i) Client and Client’s customers (“Customers”) with access to and use of the Service and Software in accordance with these General Terms, the applicable Addenda, and FIS’s then current standard user operating instructions and requirements made available to Client from time to time (“Specifications”), and (ii) Client with standard reporting, if any, associated with use of the Service or Software. FIS shall perform the Service and provide Software in compliance with all Laws applicable to FIS as a third party provider of that Service. “Law” means any law, rule, regulation, ordinance, code or order to which a party may be subject or under which a party may exercise rights.

2.3.2        FIS shall perform an on-going review of federal Laws applicable to the provision of the Services and Software. FIS shall maintain the features and functions for the Services and Software in accordance with all federal Laws applicable to such features and functions, including new or amended federal Laws (as applicable and necessary to support compliance obligations), in a non-custom environment. In addition, FIS shall, at Client’s request, work with Client

[**CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934. SPECIFIC TERMS HAVE BEEN REDACTED AND ARE MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.**]

in developing and implementing a suitable and commercially reasonable procedure or direction to enable Client to comply with state and local Laws applicable to the Services and Software being provided to Client, and, to the extent commercially possible, modify the manner in which FIS provides the Service prior to the regulatory deadline for such compliance. Any modification in a Service or Software necessitated by such a change in state or local Laws shall be paid for by Client.

2.4   Client Responsibilities.

2.4.1        Client shall: (i) provide Customer information to FIS in accordance with the Specifications; (ii) except to the extent due to FIS’s material breach of the Agreement, assume all risk and liability associated with transactions, including any risk of counterfeit, charged-back or fraudulent transactions; (iii) use each Service in accordance with the Specifications; (iv) timely deliver any Data (defined below) or other information necessary for the provision of the Service in an electronic form and format approved by FIS; (v) be solely responsible for timely procuring any information or cooperation required from its Customers and suppliers or other third party in order to commence the Service; (vi) have sole responsibility for verifying the accuracy, completeness or authenticity of any Data furnished by Client or a third party; (vii) be solely responsible for training its employees and representatives to comply with all Laws applicable to Client and the procedures set forth in the Specifications or any manual or other literature provided to Client by FIS; (viii) comply with all Laws applicable to Client’s business and its use of a Service, including but not limited to those Laws relating to usury, truth-in-lending, fair credit reporting, equal credit opportunity, automated clearing house transfers, networks associations, electronic funds transfer, privacy and direct marketing, regardless of whether Client uses any forms or other Materials supplied by FIS; and (ix) be responsible for providing FIS with notice of any changes in state or local Law that impact Client’s use of the Service.

2.4.2        Client shall be responsible for monitoring and interpreting (and for complying with, to the extent such compliance requires no action by FIS), the applicable Laws pertaining to Client’s business (“Legal Requirements”). Based on Client’s instructions, FIS shall implement the processing parameter settings, features and options (collectively, the “Parameters”) within FIS’s Services and systems that shall apply to Client, subject to the change request process in place between FIS and Client to establish requirements, development arrangements and deployment timelines. Client shall be responsible for determining that such selections are consistent with the Legal Requirements and with the terms and conditions of any agreements between Client and its Customers. In making such determinations, Client may rely upon the written descriptions of such Parameters contained in the Specifications. FIS shall perform the Services in accordance with the Parameters.

2.4.3        If a Service contemplates that FIS will be clearing or settling transactions and/or processing payments, then FIS, in its sole discretion, may require Client to establish and maintain a clearing or settlement account (“Settlement Account”) with a minimum balance determined by FIS. Client shall maintain sufficient funds in the Settlement Account to cover any amounts required to facilitate the orderly processing and settlement of transactions, and is solely responsible for properly applying all credits and debits made to the Settlement Account. Client shall notify FIS in writing of any change in Settlement Account information within three (3) business days of occurrence.

2.5   Data.

2.5.1        Client shall be solely responsible for the transmission of any information, data, records or documents (collectively, “Data”) necessary for FIS to perform a Service at Client’s expense, and shall bear any risk of loss resulting from that transmission until FIS confirms receipt. FIS shall bear the risk of loss resulting from Data transmitted to Client until Client confirms receipt. If Client directs FIS to disclose Data to a third party, Client shall provide FIS with written authorization to do so and bear any risk of loss or liability associated with that disclosure. In addition, FIS shall be held harmless from any claim resulting from the third party’s use of that Data, and may, in its discretion, require the third party to enter into a written agreement with FIS governing disclosure of that Data.

2.5.2        FIS shall not be responsible for the accuracy, completeness or authenticity of any Data furnished by Client or a third party, and shall have no obligation to audit, check or verify that Data. If any Data submitted by Client or a third party to FIS is incorrect, incomplete or not in the required format, FIS may require Client to resubmit the Data or FIS may correct the Data and bill Client its then current rates for performing those corrections. FIS shall attempt to notify Client prior to Client incurring such expense.

2.5.3        Client shall maintain a copy of all Data submitted to FIS (whether directly or through a third party) to permit reconstruction if ever required. Client assumes all risk and expense associated with Data reconstruction, except for those expenses incurred as a direct consequence of FIS’s breach of the Agreement. If Data reconstruction is ever required, the parties shall mutually agree on a schedule for that reconstruction.

[**CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934. SPECIFIC TERMS HAVE BEEN REDACTED AND ARE MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.**]

2.6   Disaster Recovery. In accordance with FFIEC business continuity guidelines, FIS has put in place a disaster recovery plan designed to minimize the risks associated with a disaster affecting FIS’s ability to provide the Services under the Agreement. FIS’s recovery time objective (RTO) under such plan is as set forth in the continuity program summary document made available to Client. FIS will maintain adequate backup procedures in order to recover Client’s Data to the point of the last available good backup, with a recovery point objective (RPO) as set forth in the continuity program summary document made available to Client. FIS will test its disaster recovery plan annually. Upon request, FIS will provide a summary of its disaster recovery plan and test results, excluding any proprietary information or NPI. Client authorizes FIS to provide Client’s Data to external suppliers in order to test and prepare for disaster recovery, as well as provide replacement services in the event of a disaster. Client is responsible for adopting a disaster recovery plan relating to disasters affecting Client’s facilities and for securing business interruption insurance or other insurance necessary for Client’s protection.

2.7   Changes to Services. FIS may change any features, functions, brand, third party provider, or attributes of a Service, or any element of its systems or processes, from time to time, provided that such changes do not have a material adverse impact on the performance or cost of the Service. Client shall not rely on identification of specific brands associated with or names of third party providers of a Service as an obligation of FIS to use any particular brand or third party provider. If Client requests a change to a Service, the parties shall negotiate the terms for such change, which terms will be set forth in a mutually agreed upon statement of work (“SOW”).

2.8   Transition Assistance. Upon termination of the Agreement or an Addendum, FIS shall cooperate in the transition of the Services to Client or a replacement service provider and, if requested by Client, perform ancillary services for additional fees. However, no master files, transaction data, test data, record layouts or other similar information shall be provided by FIS until: (i) Client and, if applicable, the replacement service provider, have executed FIS’s deconversion confidentiality agreement; (ii) Client has fully paid all outstanding amounts; (iii) Client has completely prepaid FIS’s fees for deconversion assistance; and (iv) the parties mutually agree on a date for deconversion that is at least one hundred eighty (180) days following FIS’s receipt of Client’s notice of deconversion. If the one hundred eighty (180) day period ends between the third week of November and the third week of January, the time period for completing deconversion may be extended until the first week of February. In addition, upon termination of the Agreement, FIS may, at Client’s request and expense, continue to provide the corresponding Service(s) until the deconversion is completed, provided the parties agree to such continuation in writing.

2.9   Problem Reporting and Resolution. Client shall timely report any problems encountered with the Service. FIS shall provide a toll-free telephone number for problem reporting. FIS shall promptly respond to each reported problem based on its severity, the impact on Client’s operations and the effect on the Service. FIS shall use reasonable commercial efforts to either resolve each problem or provide Client with information to enable Client’s personnel to resolve it.

3.     Third Party Services. If an Addendum describes the provision of a product or service provided by a third party, whether such product or service is requested or required by Client or is otherwise specified in the Addendum as a service or product that is provided by a third party (“Third Party Service”), the following subsections also apply:

3.1   Client acknowledges that FIS is not the provider of any Third Party Service, and Client shall, if required by FIS, enter into a separate agreement for the Third Party Service directly with the applicable provider. FIS makes no warranties or representations of any kind regarding the correctness, accuracy, completeness, merchantability or fitness of any Third Party Service or any associated data, information or system. FIS will pass through to Client end-user warranties to the extent received by FIS from Third Party Service providers.

3.2   If a Third Party Service is terminated prior to the end of its term either (i) by Client or by FIS at Client’s request, or (ii) as a result of Client’s action or inaction, Client shall pay FIS, in addition to any other amounts owed, an amount equal to any termination costs and fees incurred or owing by FIS as a result of such termination. Client shall not be entitled to a refund of any pre-paid amounts.

4.     Use of Service, Software, and Third Party Service. Except as otherwise permitted in the Agreement or in writing by FIS, Client agrees to use a Service, Third Party Service and/or Software only for its own internal business purposes to service its U.S.-based accounts for its Customers and will not sell or otherwise provide, directly or indirectly, any of the Service, Third Party Service, Software or any portion thereof to any third party. Client agrees that FIS may use all suggestions for improvement and comments regarding the Service, Third Party Service, or Software that are furnished by Client to FIS in connection with the Agreement, without accounting or reservation. Except as otherwise may be set forth herein or in writing between the parties, Client shall be responsible for handling all Customer inquiries relating to a Service or Third Party Service. The term “Software” as used in these General Terms means, individually or collectively, any software and/or interfaces licensed to Client by FIS or its Affiliates pursuant to a Software License and Maintenance Addendum to the Agreement.

[**CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934. SPECIFIC TERMS HAVE BEEN REDACTED AND ARE MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.**]

5.     Materials. As a convenience, FIS may provide Client with sample forms, procedures, scripts, marketing materials or other similar information (collectively, “Materials”). Client shall have a license to use Materials, if any, solely in connection with its use of the Services, Software, or Deliverables during the term of the related Addendum and solely in a manner that is consistent with the Specifications. Client’s license to use the Materials shall expire immediately upon termination of the Agreement or the related Addendum. Client is responsible for its use of Materials and bears sole liability for any such use.

6.     Training. Except as may be provided otherwise in the applicable Addendum, FIS will provide its standard initial train-the-trainer training regarding the use and operation of the Service, Third Party Service or Software to Client by web-based training or in person at an FIS training location (in which case, travel would be at Client’s expense) at FIS’s then current rates and on a mutually agreed date and time. Following such initial training, Client is responsible for its trainer(s) training Client’s employees on the use and operation of the Service, Third Party Service or Software. Additional training may be provided by FIS upon Client’s request, including onsite training at Client’s location, as mutually agreed to by the parties regarding topics, duration and fees and expenses.

7.     Fees and Other Charges.

7.1   Client shall pay all fees and charges set forth in the pricing attachment(s) to an Addendum. Fifty percent (50%) of the one-time fees shall be paid upon execution of the Agreement (or the applicable Amendment), and the remaining fifty percent (50%) shall be paid upon the applicable Commencement Date, unless otherwise set forth in an Addendum. Recurring fees shall be paid beginning on the Commencement Date; provided, however that, notwithstanding anything to the contrary in Section 18.6 below, for any Service and/or Software in use by Client as of the Effective Date, Client shall continue to pay the recurring fees applicable to such Services and/or Software under Client’s prior agreement with FIS for such Services and/or Software up to the Commencement Date. FIS may increase any pass-through fees (including, without limitation, postage, supplies, courier, data transmission, and telecommunications expenses) outside of its control as its cost for such items increases. FIS may adjust recurring fees annually by an amount not exceeding, in aggregate effect, the percentage change in the U.S. Employment Cost Index (“ECI”) — Civilian: All Workers total compensation, calculated by averaging the annual percentage change reported for the four fiscal quarters immediately preceding each anniversary of the Effective Date, as published by the U.S. Bureau of Labor Statistics (www.bls.gov). These adjustments will be effective for each product or service on the first day of the calendar month of each anniversary of the Effective Date of the addendum, schedule or agreement that relates to the product or service. If the ECI is unavailable or materially changes in content and scope, then FIS may in good faith select another U.S. Government index as a substitute in order to obtain substantially the same result. Fees, costs and expenses owed by Client are exclusive of charges for materials, work, hardware, software or travel not otherwise detailed in an Addendum, SOW, or pricing attachment. Travel time, if required, will be charged at FIS’s standard hourly rates, but will not exceed eight (8) hours per day per resource.

7.2   FIS shall electronically debit the account specified in the Agreement (“FIS Payment Account”) to settle: (i) any fees, charges or other amounts owed to FIS by Client; (ii) third party fees, charges, fines, or assessments (including, but not limited to, interchange fees or other payment system or network fees or charges); and (iii) any payments or deposits received from or on behalf of Client. Client shall maintain sufficient funds in the FIS Payment Account to cover any amounts owed to FIS, and is solely responsible for properly applying all credits and debits made to the FIS Payment Account by FIS. Client shall notify FIS in writing of any change in FIS Payment Account information within three (3) business days of occurrence. In the event FIS does not collect amounts owed from the FIS Payment Account, Client must pay such amounts within thirty (30) days of the invoice date, together with a twenty-five dollar ($25.00) non-ACH processing fee. For any amount not paid within thirty (30) days after its due date, Client shall pay a late fee equal to the lesser of one and one-half percent (1½%) per month of the unpaid amount or the maximum interest rate allowed by law.

7.3   In the event of over-billing, FIS will correct the error by credit to Client. If Client was under-billed, FIS will add the under-billed amount to a future invoice. FIS may utilize any amounts owed to Client under the Agreement to pay or reimburse FIS for amounts owed by Client.

7.4   All charges and fees to be paid by Client under the Agreement are exclusive of any applicable withholding, sales, use, excise, value added or other taxes. Any such taxes for which FIS is legally or contractually reasonable to collect from Client shall be billed by FIS and paid by Client. Client agrees to reimburse or indemnify FIS for any taxes, penalties and interest assessed by any taxing authority arising out of the Agreement. FIS shall pay and hold Client harmless for any taxes on FIS property, income or payroll. Client agrees to hold FIS harmless for any sales, use, excise, value added or other taxes assessed by a taxing authority arising out of the Agreement. In the event of any assessment by a taxing authority, both parties agree to cooperate with each other to resolve issues in order to minimize such assessment.

[**CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934. SPECIFIC TERMS HAVE BEEN REDACTED AND ARE MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.**]

8.     Intellectual Property.

8.1   Client is not acquiring a copyright, patent or other intellectual property right in any Service, Third Party Service, Software, Deliverable, Specifications or Materials, or in any data, modifications, customizations, enhancements, changes or work product related thereto. “Deliverable” means any work product or other item (whether tangible or intangible) created by FIS or provided by FIS to Client pursuant to the Services, Third Party Services, or Software, and which may be described more particularly in an Addendum, SOW, or other document signed by the parties.

8.2   Any intellectual property rights that existed prior to the Effective Date of an Addendum shall belong solely to the party owning them at that time. Neither party shall be entitled to any copyright, trademark, trade name, trade secret or patent of the other party.

8.3   Client shall not alter, obscure or revise any proprietary, restrictive, trademark or copyright notice included with, affixed to, or displayed in, on or by a Service, Third Party Service, Software, Deliverable or Specifications.

9.     Confidentiality.

9.1   Each party shall treat information received from the other that is designated as “confidential” at or prior to disclosure (“Confidential Information”) as strictly confidential. FIS designates the Services, Third Party Services, Software, Deliverables, Specifications and the terms of the Agreement, and all information related to the foregoing, as it’s Confidential Information. Client designates Customer information that qualifies as “Non-public Personal Information” under the Gramm-Leach-Bliley Act of 1999 or its state law equivalents (“NPI”) ) as its Confidential Information.

9.2   Each party shall: (i) restrict disclosure of the other party’s Confidential Information to employees, agents and Affiliates solely on a “need to know” basis in accordance with the Agreement; provided, however, that FIS may use, disclose, and archive Data including, without limitation, Client’s Confidential Information, provided that FIS shall first aggregate all such Data and remove any NPI prior to any disclosure to third-parties not bound by the confidentiality provisions of the Agreement; (ii) advise its employees and agents of their confidentiality obligations; (iii) require agents to protect and restrict the use of the other party’s Confidential Information; (iv) use the same degree of care to protect the other party’s Confidential Information as it uses to safeguard its own Confidential Information of similar importance, but in no event less than a reasonable degree of care; (v) establish procedural, physical and electronic safeguards, designed to meet the objectives of the FFIEC Interagency Guidelines, to prevent the compromise or unauthorized disclosure of Confidential Information. Client shall notify FIS of any breach of FIS’ Confidential Information as soon as possible following determination of such breach. FIS shall notify Client of any breach of NPI as soon as possible following determination of such breach, and shall comply with all federal and state laws regarding NPI that are applicable to it as a third party processor.

9.3   Confidential Information shall remain the property of the party from or through whom it was provided. Except for NPI, neither party shall be obligated to preserve the confidentiality of any information that: (i) was previously known; (ii) is a matter of public knowledge; (iii) was or is independently developed; (iv) is released for disclosure with written consent; or (v) is received from a third party to whom it was disclosed without restriction. Disclosure of Confidential Information shall be permitted if it is: (a) required by law; (b) in connection with the tax treatment or tax structure of the Agreement; or (c) in response to a valid order of a U.S. court or other governmental body, provided the owner receives written notice and is afforded a reasonable opportunity to obtain a protective order. Upon termination of an Addendum, each party shall, except as otherwise set forth in Section 9.2(i) above, destroy the other party’s Confidential Information relating to that Addendum in a manner designed to preserve its confidentiality, or, at the other party’s written request and expense, return it to the disclosing party. Upon termination of the Agreement, each party shall destroy any remaining Confidential Information of the other party in the same manner or, if so requested, return it to the disclosing party at its expense.

9.4   Client shall not file the Agreement (including any Addendum, schedule, supplement or attachment), or any future amendment or supplement hereto, with the US. Securities and Exchange Commission (the “SEC”) unless such filing is required under Item 601 of Regulation S-K. In the event that Client determines that the Agreement (or amendment or supplement) must be filed with the SEC under Regulation S-K, Client shall take all actions necessary to obtain confidential treatment of all Addenda, schedules, supplements and attachments (including all pricing attachments) and to the extent possible, the Agreement, in accordance with Rule 406 under the Securities Act of 1933. Specifically, and without limitation, Client shall omit all Addenda, schedules, supplements and attachments (including all pricing attachments) from the material filed with the SEC and, in lieu thereof, shall indicate in the material filed that the Confidential Information has been so omitted and filed separately with the SEC. Client shall file the all Addenda, schedules, supplements and attachments (including all pricing attachments) so as to maintain the confidentiality of the documents, and shall file an application making an objection to the disclosure of these materials. If the SEC denies the application, Client will seek review of the decision under Rule 431.

[**CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934. SPECIFIC TERMS HAVE BEEN REDACTED AND ARE MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.**]

10.   Indemnification.

10.1     Client shall defend FIS and its officers, employees, directors, agents and shareholders, in their individual capacities or otherwise, from and against any and all Claims (as defined in this Section 10.1) asserted by a third party (other than an Affiliate of FIS) against FIS, and shall indemnify and hold harmless FIS from and against any damages, costs, and expenses of such third party awarded against FIS by a final court judgment or an agreement settling such Claims in accordance with this Section 10.1. As used in this Section 10.1, the term “Claim” means any action, litigation, or claim by a third party alleging or based on: (i) any personal injury or property damage caused by Client’s gross negligence or willful misconduct in connection with this Agreement; (ii) Client’s misuse of a Service, Materials, Third Party Service, Software, Specifications or Deliverables; (iii) inaccurate or incomplete Data provided by or on behalf of Client; (iv) Client’s use of a Service, Third Party Service, Software and/or Deliverable with computer programs or services owned, licensed or provided by someone other than FIS; (v) Client’s failure to comply with Laws; (vi) Client’s failure to comply with the terms of any Third Party Service agreement; (vii) any claim of libel, violation of privacy rights, unfair competition or infringement of patents, trademarks, copyrights or other intellectual property caused by Client or a Customer; (viii) any circumstance, event or activity set forth in any of the Subsections 10.2 (a) — (e); or (ix) any Customer claim, action or suit.

10.2     FIS shall defend Client and its officers, employees, directors, agents and shareholders, in their individual capacities or otherwise, from and against any and all Claims (as defined in this Section 10.2) asserted by a third party (other than an Affiliate of Client) against Client, and shall indemnify and hold harmless Client from and against any damages, costs, and expenses of such third party awarded against Client by a final court judgment or an agreement settling such Claims in accordance with this Section 10.2. As used in this Section 10.2, the term “Claim” means any action, litigation, or claim by a third party alleging (i) personal injury or property damage caused by FIS’s gross negligence or willful misconduct in connection with this Agreement; (ii) FIS’s failure to comply with all federal laws, rules and regulations applicable to FIS as a provider of a Service; or (iii) that a Service, Software, or Deliverable infringes an effective U.S. Patent or a registered trademark or copyright; provided, however, that FIS shall not be liable for (and Client shall indemnify FIS against) any infringement or alleged infringement that results, in whole or in part, from: (a) use of a Service, Software or Deliverable in a manner or for a purpose not specifically described in the Agreement (including the Addenda) or Specifications; (b) use of a Service, Software or Deliverable in combination with computer programs, processes, hardware, software, data, systems, or services owned, licensed or provided by someone other than FIS; (c) Client’s products or services; (d) modification, change, amendment, customization, or adaptation of any Service, Software, or Deliverable not made wholly by FIS; or (e) Client’s failure to implement corrections or changes provided by FIS. If a claim of infringement has been asserted, or in FIS’s opinion is about or likely to be asserted, FIS may, at its option either: (1) procure for Client the right to continue using the Service, Software or Deliverable; (2) replace or modify the Service, Software, or Deliverable so that it becomes non-infringing; (3) terminate the applicable Addendum or SOW and refund all pre-paid fees covering future use of the Service, Software or Deliverable; or (4) defend the action on Client’s behalf and pay any associated costs or damages.

10.3     The obligation to indemnify under this Section 10 is contingent upon: (i) the indemnified party’s promptly notifying the indemnifying party in writing of any claim subject to such indemnity obligation; (ii) the indemnifying party’s having sole control over the defense and settlement of the claim; (iii) the indemnified party’s reasonably cooperating during defense and settlement efforts; (iv) the claim’s not arising, in whole or in part, out of the action or inaction of the indemnified party; and (v) the indemnified party’s not making any admission, concession, consent judgment, default judgment or settlement of the claim or any part thereof.

11.   Limitation of Liability and Disclaimer of Warranties and Certain Losses.

11.1     Limitation of Liability. FIS’S TOTAL LIABILITY FOR A SERVICE IS LIMITED IN ALL CASES AND IN THE AGGREGATE TO THE AMOUNT OF FEES ACTUALLY PAID BY CLIENT FOR THE CORRESPONDING SERVICE DURING THE SIX (6) MONTHS PRECEDING THE DATE OF THE EVENT THAT IS THE BASIS FOR THE FIRST CLAIM. NOTWITHSTANDING THE FOREGOING, FIS SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, DELAY OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING BUT NOT LIMITED TO, DAMAGES FOR LOSS OF BUSINESS PROFITS OR REVENUE, BUSINESS INTERRUPTION, LOSS OF INFORMATION, OR OTHER PECUNIARY LOSS), EVEN IF FIS WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

11.2     Disclaimer of Liability for Certain Losses. Notwithstanding anything to the contrary contained in Section 11.1 above, under no circumstances shall FIS be liable for any losses, claims, demands, penalties, actions, causes of action, suits, obligations, liabilities, damages, delays, costs or expenses, including reasonable attorney’s fees (collectively, “Losses”) caused, directly or indirectly, in whole or in part, by: (i) Client; (ii) a third party, other than FIS’s authorized agents; (iii) use of attachments, features, or devices not authorized by the Specifications; (iv) improper or

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inadequate conditions at a non-FIS site; (v) improper or incomplete installation not caused by FIS or its authorized agents; (vi) equipment changes, reconfigurations, upgrades or relocations performed by one other than FIS or its authorized agents; (vii) abuse, misuse, alteration or use that is inconsistent with the terms of the Agreement or Specifications; (viii) incorrect or incomplete Data supplied by Client or its agents; (ix) software, hardware or systems not supplied by FIS; (x) a Force Majeure Event; or (xi) a failure that is not directly attributable to FIS or under FIS’s direct control. In the event of any error by FIS in processing any Data or preparing any report or file hereunder, FIS’s sole obligation shall be to correct the error by reprocessing the affected Data or preparing and issuing a new file or report at no additional cost to Client; provided, however, FIS’s obligation herein is contingent upon Client notifying FIS of the error within two (2) business days or two (2) processing cycles after Clent receives the improperly processed Data, report or file.

11.3     Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THESE GENERAL TERMS OR AN ADDENDUM, FIS DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE SERVICES, THIRD PARTY SERVICES, SOFTWARE, DELIVERABLES, EQUIPMENT, AND MATERIALS PROVIDED UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE, OR ERROR FREE OPERATION (EVEN IF CREATED BY THE INTERNATIONAL SALE OF GOODS CONVENTION, AND WHETHER OR NOT FIS KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. IN ADDITION, FIS DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN CLIENT WITH RESPECT TO THE SERVICES, THIRD PARTY SERVICES, SOFTWARE, DELIVERABLES, EQUIPMENT, AND MATERIALS PROVIDED UNDER THIS AGREEMENT.

12.   Audits.

12.1     Upon at least five (5) business days prior written notice, FIS, its representatives and/or vendors may visit Client’s facilities, during normal business hours, for the purpose of: (i) inspecting the location and use of Software, Deliverables and any third party software; and (ii) auditing, monitoring and ensuring compliance with the terms of the Agreement. In addition, each party shall have the right, upon reasonable prior written notice (and no more than once each year), to visit the other party’s facilities during normal business hours for the purpose of determining the adequacy of procedures for complying with its obligations relating to Confidential Information under the Agreement.

12.2     Notice for any audit must specify the scope of the information sought and the purpose of the audit. All audits must be reasonable in scope and duration, and conducted at the expense of the auditing party. Client and its representatives may be required to sign FIS’s nondisclosure and confidentiality agreement in advance of performing any audit. FIS shall have the right to receive and comment on any report prepared by or on behalf of Client prior to that report being published or disseminated, which publication or dissemination shall be done only pursuant to the confidentiality provisions of this Agreement.

12.3     In lieu of any audit relating to a Service, other than as provided in Section 12.1 above, FIS shall make available to Client upon request a certified copy of its most recent SAS-70, SSAE 16, AUP, Security, Disaster Recovery, PCI, GLBA, NACHA, PIN, TG3 or similar report regarding the Service. The provision of such report(s) shall satisfy all of FIS’s audit obligations to Client with respect to the corresponding Service.

12.4     FIS shall permit governmental agencies that regulate Client in connection with a Service performed by FIS to examine FIS’s books and records to the same extent as if that Service was being performed by Client on its own premises, subject to FIS’s confidentiality and security policies and procedures.

13.   Use of Names and Trademarks. FIS may use Client’s name and logo: (i) in a general listing of users of its products and services; and (ii) as reasonably necessary to perform any Services. Other than the foregoing: (a) neither party shall use the other party’s logos, trademarks or stock exchange ticker symbol unless pre-approved in writing; and (b) the parties shall consult with each other in preparing any press release or other similar communication that mentions or implies a relationship between them.

14.   Relationship. FIS is an independent contractor. Neither FIS nor any of its representatives are an employee, partner or joint venturer of Client. FIS has the sole obligation to supervise, manage and direct the performance of its obligations under the Agreement. FIS reserves the right to determine who will be assigned to perform its obligations, and to make replacements or reassignments as it deems appropriate. Each party shall be solely responsible for payment of compensation to its respective personnel, and assumes full responsibility for payment of all federal, state, local and foreign taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such personnel. Except as expressly stated in the Agreement, neither party shall be an agent of the other,

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nor have any authority to represent the other in any matter. To the extent that FIS engages a subcontractor, FIS shall remain solely responsible for the performance of the subcontracted work. Client shall have no recourse, and shall assert no claim, against any subcontractor of FIS.

15.   Insurance. FIS shall maintain the following minimum insurance coverage and limits: (i) statutory workers’ compensation in accordance with all Federal, state, and local requirements; (ii) employer’s liability insurance with limits of coverage of $1,000,000 (a) per accident, bodily injury (including death) by accident, (b) per bodily injury (including death) by disease, and (c) per employee for bodily injury (including death) by disease as required by the state in which the Services are performed; (iii) commercial general liability with an aggregate of $2,000,000, and $1,000,000 per occurrence for bodily injury, property damage and personal injury; (iv) automobile liability insurance, including FIS-owned, leased, and non-owned vehicles with a single limit of $1,000,000; (v) property insurance, covering the hardware and other equipment used by FIS to provide the Services; (vi) professional and technology errors and omissions, including network security and privacy liability coverage, with limits of $5,000,000 per claim; (vii) umbrella (excess) liability insurance for the above-referenced commercial general liability and employer’s liability coverage in the amount of $5,000,000 per occurrence; and (viii) crime insurance, with coverage extended to include property of Client in the care, custody, or control of FIS, or for which FIS is legally liable, with limits of $5,000,000 per claim.

16.   Termination and Additional Remedies.

16.1     Termination. In addition to any other remedies, either party may terminate the Agreement or an Addendum on thirty (30) days advance written notice if the other party: (i) fails to cure a material breach within thirty (30) days of receiving written notice to do so; (ii) is the subject of a dissolution, reorganization, insolvency or bankruptcy action that is not dismissed within forty-five (45) days of being filed; (iii) suffers the appointment of a receiver, conservator or trustee; (iv) commits any act related to the Service with the intent to defraud the other party; or (v) discontinues performance under the Agreement because of a binding order of a court or regulatory body. Either party may also terminate a Service or Software on thirty (30) days advance written notice if the other party fails to cure a material breach related to such Service or Software within thirty (30) days of receiving written notice to do so. If a breach cannot reasonably be cured within thirty (30) days, the non-breaching party may not terminate the Service or Software so long as the breaching party promptly commences work and completes correction within ninety (90) days of receiving written notice of the breach. Notwithstanding the foregoing, FIS may terminate the Agreement or an Addendum if Client (a) fails to maintain required balances in the Settlement Account associated with a Service, and fails to remedy that deficiency within forty-eight (48) hours of FIS requesting it to do so, (b) fails to cure any material violation of applicable Law within thirty (30) days of FIS requesting it to do so, or (c) sells, transfers or assigns all or substantially all of its Service-related accounts to a third party that does not agree in writing with FIS to be bound by the terms of the Agreement.

16.2     In addition to the termination rights set forth above, FIS may terminate a Service, in whole or in part, without penalty, if FIS’s agreement to use any third-party software or service upon which the Service relies expires or is terminated; provided, however, that prior to any such termination, FIS shall use commercially reasonable efforts to either (i) extend the applicable expiration or termination date so that its provision of the Service hereunder is not interrupted; (ii) procure a third-party software or service similar to the expired or terminated software or service in order to continue to deliver the Service without interruption and without reduction in quality or increase in cost to Client; or (iii) develop another workaround that allows Client to continue to receive the Service without interruption and without reduction in quality or increase in cost.

16.3     Liquidated Damages. If a Service is terminated by FIS prior to the end of its term pursuant to the terms of Section 16.1 above or as otherwise specifically provided in an Addendum, or if Client terminates a Service prior to the end of its term except as otherwise permitted hereunder, then Client shall pay FIS, in addition to any other amounts owed, liquidated damages equal to: (i) the greater of (a) ** (**%) of the average monthly fees incurred for each such Service during the preceding six (6) months (or, during such shorter period if the Service has been in production for less than six (6) months), (b) any minimum fees due for each such Service, or (c) the estimated monthly charge for the Service (as set forth in the applicable pricing attachment), in each case multiplied by the number of months remaining in the then current period applicable to the Service; (ii) any out of pocket expenses directly incurred by FIS as a consequence of the termination; (iii) any credits or incentives given to Client by FIS on or before the Commencement Date of a Service; plus (iv) any unpaid one-time fees relating to each terminated Service. Client shall not be entitled to a refund of any pre-paid amounts. If termination of the obligation to provide such Service occurs prior to the Commencement Date of any such Services, then the amount due under subsection (i) above will be calculated using the minimum monthly amount due for each such Service, if any, or the estimated monthly charge (as set forth in the pricing attachment).

16.4     Due to the likelihood of irreparable injury, each party shall be entitled to seek an injunction against the other for any breach of confidentiality, indemnification and intellectual property obligations.

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17.   Export Restrictions and Unlawful Activity.

17.1     FIS’s Confidential Information is subject to export controls under applicable federal and state laws, rules and regulations. Accordingly, Client shall: (i) remain in compliance with all requirements associated with such laws; (ii) cooperate fully with any audit related to such laws; and (iii) not utilize FIS’s Confidential Information in any country that is embargoed by the U.S. government. Client shall be solely responsible for the importation of FIS’s Confidential Information, including obtaining any approval or permit necessary for importation or use.

17.2     Neither Client nor any of its directors, officers, agents, employees or other persons associated with or acting on its behalf: (i) have received or will receive any unlawful contribution, gift, entertainment or other payment from FIS; (ii) is a governmental entity; or (iii) is in violation of, or will violate any applicable anti-corruption or anti-bribery laws, rules or regulations. FIS shall have an irrevocable right to immediately terminate the Agreement or any other relationship with Client if this subsection is breached.

18.   Miscellaneous.

18.1     Client shall not assign, subrogate or transfer any interest, obligation or right arising out of the Agreement without prior written consent from FIS, which shall not be unreasonably withheld. Any dissolution, consolidation, merger, transfer or reorganization of a majority of the assets or stock of Client shall constitute an attempted assignment and shall be void from its inception. Subject to the foregoing, the terms of the Agreement shall be binding upon and inure to the benefit of permitted successors and assigns.

18.2     The Agreement shall be governed by the laws of the state of Florida, without regard to internal principles relating to conflict of laws. Any dispute, difference, controversy or claim arising out of or relating to the Agreement shall be settled by binding arbitration before a single arbitrator in Jacksonville, Florida in accordance with the Commercial Arbitration Rules (including Procedures for Large, Complex Commercial Disputes) of the American Arbitration Association. Judgment on any resulting award may be entered into by any court having jurisdiction over the parties or their respective property. The arbitrator shall decide any issues submitted in accordance with the provisions and commercial purposes of the Agreement, and shall not have the power to award damages other than those described in the Agreement. The prevailing party in any dispute arising out of the Agreement shall be entitled to, and the arbitrator shall have jurisdiction to award, the recovery of reasonable attorneys’ fees, costs and expenses.

18.3     All notices given in connection with the Agreement must be in writing and delivered via overnight delivery. Notices shall be delivered to the address set forth in the Agreement. Notices to FIS shall include a copy (which shall not constitute notice) to the General Counsel at the same address. Telephone communications between FIS and Client and/or Customers may be monitored or recorded without further notice in order to maintain service quality.

18.4     FIS shall not be liable for any loss, damage or failure due to causes beyond its control, including strikes, riots, earthquakes, epidemics, terrorist actions, wars, fires, floods, weather, power failure, telecommunications outage, acts of God or other failures, interruptions or errors not directly caused by FIS (“Force Majeure Event”).

18.5     Each party represents and warrants that it has full legal power and authority to enter into and perform its obligations without any additional consent or approval.

18.6     The Agreement (including these General Terms, all Addenda, and the pricing attachments) together with any attachments thereto, constitute the entire agreement and understanding of the parties with respect to its subject matter. All prior agreements, understandings and representations regarding the same or similar services are superseded in their entirety. In the event of a conflict, ambiguity or contradiction in documents, the documents will take precedence over each other in accordance with the following ranking: (i) SOWs; (ii) exhibits and attachments; (iii) Addenda; (iv) Specifications; and (v) these General Terms. The Agreement may only be modified by a written document signed by both parties. The parties do not intend, nor shall there be, any third party beneficiary rights.

18.7     No waiver of any provisions of the Agreement and no consent to any default under the Agreement shall be effective unless in writing and signed by the party against whom such waiver or consent is claimed. No course of dealing or failure to strictly enforce any provision of the Agreement shall be construed as a waiver of such provision for any party’s rights. Waiver by a party of any default by the other party shall not be deemed a waiver of any other default.

18.8     If any provision(s) of this Agreement, including any Addenda, attachments and exhibits hereto, is determined to be invalid, illegal, void, or unenforceable by reason of any law, rule or regulation, administrative order, judicial decision, or public policy, such provision(s) shall not affect any other provision of the Agreement, and the Agreement shall be interpreted and construed as if the invalid, illegal, void, or unenforceable provision had not been included to the extent necessary to bring the Agreement within the requirements of such law, rule or regulation, administrative order, judicial decision, or public policy. In addition, in such event, the parties agree to negotiate in good faith to modify the Agreement

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to carry out the parties’ original intent as closely as possible and to the extent lawful. This Agreement shall not be construed more strongly against either party, regardless of who is more responsible for its preparation. The headings that appear in these General Terms are inserted for convenience only and do not limit or extend its scope.

18.9     Termination of the Agreement, an Addendum, a Service or Software shall not impact any right or obligation arising prior to termination, and in any event, Sections 9, 10, 11.1, 11.2, and 18.2 of these General Terms shall survive termination of the Agreement.